BUCKLEY DODDS CPA
Chartered Professional Accountants

Suite 2700 - 1177 West Hastings Street,
Vancouver, B.C. Canada V6E 2K3
Telephone: (604) 713-7077

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form F-7 of our report dated October 30, 2023, relating to the Consolidated Financial Statements for the years ended June 30, 2023 and June 30, 2022 of InsuraGuest Technologies, Inc.

/s/ BUCKLEY DODDS CPA
Chartered Professional Accountants
Vancouver, British Columbia
March 21, 2024